As filed with the Securities and Exchange Commission on March 30, 1998
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         MSC INDUSTRIAL DIRECT CO., INC.
             (Exact name of registrant as specified in its charter)

                 New York                          11-3289165
      (State or other jurisdiction of            (I.R.S Employer
      incorporation or organization)          Identification Number)

                              151 Sunnyside Blvd.
                        Plainview, New York  11803-1592
                   (Address of principal executive offices)

                              -------------------

                             Sid Tool Savings Plan
                           (Full title of the plan)

                              -------------------

     Mitchell Jacobson                         Copy to:
     Chairman, President and                   Joseph L. Getraer, Esq.
     Chief Executive Officer                   Rosenman & Colin LLP
     MSC Industrial Direct Co., Inc.           575 Madison Avenue
     151 Sunnyside Blvd.                       New York, New York 10022
     Plainview, New York  11803-1592           (212) 940-8800
     (516) 349-7100

     (Name, address and telephone number
     of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of                       Proposed maximum Proposed maximum    Amount of
securities to    Amount to be  offering price   aggregate offering  registration
be registered     registered   per share (1)    price (1)           fee (1)
================================================================================

Class A Common
  Stock, par
  value $0.001
  per share.....    1,000,000  $54.2188         $54,218,800.00     $15,994.55

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Class A Common Stock as quoted on the New York Stock Exchange on March 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      MSC Industrial Direct Co., Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-14130) are incorporated by reference in this Registration Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended August 30, 1997, filed with the Commission on November 26, 1997;

            b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 29, 1997, filed with the Commission on January 12, 1998; and

            c. The information in respect of the Company's Class A common stock $.001 par value (the "Class A Common Stock") under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-3 (Registration No. 333-31837) filed with the Commission on July 30, 1997, as amended.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article EIGHTH of the Company's Certificate of Incorporation and Section 722 of the New York Business Corporation Law, as amended, the law of the state in which the Company is incorporated, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

      Article SEVENTH of the Company's Certificate of Incorporation, provides:

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

ITEM 8. EXHIBITS

Exhibit No.     Description
-----------     -----------

   4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Company's
                Registration Statement on Form S-1, Registration
                No. 33-98832, as amended).

   4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.02 to the Company's Registration
                Statement on Form S-1, Registration No. 33-98832, as amended).

   4.3          Form of Class A Common Stock Certificate
                (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-1,
                Registration No. 33-98832, as amended).

   4.4          Sid Tool Savings Plan.

   5.1          Opinion of Rosenman & Colin LLP.

   5.2          Determination Letter of Internal Revenue Service

  23.1          Consent of Arthur Andersen LLP.

  23.2          Consent of Rosenman & Colin LLP (included in
                Exhibit 5.1).

ITEM 9.  UNDERTAKINGS

      1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of March, 1998.

                               MSC INDUSTRIAL DIRECT CO., INC.

                               By: /s/ Mitchell Jacobson
                                   ----------------------
                                      Mitchell Jacobson
                               Chairman of the Board of Directors,
                                    President and Chief Executive
                                    Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mitchell Jacobson     Chairman of the Board     March 30, 1998
---------------------     of Directors,
Mitchell Jacobson         President and Chief
                          Executive Officer
                          (Principal Executive
                          Officer)

_____________________     Vice Chairman of the
Sidney Jacobson           Board of Directors

/s/ James Schroeder       Director, Vice            March 30, 1998
---------------------     President of
James Schroeder           Logistics

/s/ Shelley Boxer         Director, Vice            March 30, 1998
---------------------     President and Chief
Shelley Boxer             Financial Officer
                          (Principal Financial
                          and Accounting
                          Officer)

/s/ Denis Kelly           Director                  March 30, 1998
---------------------
Denis Kelly

                          Director
---------------------
Raymond Langton

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 30th day of March, 1998.


                                    SID TOOL SAVINGS PLAN

                                    /s/ Barbara Schwartz
                                    -------------------------
                                    Barbara Schwartz
                                    Plan Administrator

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

      4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Company's
                Registration Statement on Form S-1, Registration
                No. 33-98832, as amended).

      4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.02 to the Company's Registration
                Statement on Form S-1, Registration No. 33-98832, as amended).

      4.3 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-1, Registration No. 33-98832, as amended).

      4.4       Sid Tool Savings Plan.

      5.1       Opinion of Rosenman & Colin LLP.

      5.2       Determination Letter of Internal Revenue Service

      23.1      Consent of Arthur Andersen LLP.

      23.2      Consent of Rosenman & Colin LLP (included in Exhibit 5.1).